                                                                     EXHIBIT 3.1

                    AMERICA FIRST MORTGAGE INVESTMENTS, INC.

                              ARTICLES OF AMENDMENT

         America First Mortgage Investments, Inc., a Maryland corporation (the "Corporation"), having its principal office at 399 Park Avenue, 36th Floor, New York, New York 10022, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The charter of the Corporation is hereby amended so that Article Second will now read as follows:

                  SECOND: The name of the corporation (which is hereinafter called the "Corporation") is: MFA Mortgage Investments, Inc.

         SECOND: The amendment does not increase the authorized stock of the Corporation.

         THIRD: The foregoing amendment to the Charter of the Corporation has been approved by the entire Board of Directors of the Corporation in accordance with Section 2-605 of the Maryland General Corporation Law and no stock entitled to vote on the matter is outstanding or subscribed for as of the date hereof.

         FOURTH: These Articles of Amendment shall become effective on August 13, 2002.

         IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Chief Executive Officer and witnessed by its Secretary on August 5, 2002.


WITNESS:                               AMERICA FIRST MORTGAGE INVESTMENTS, INC.

/s/ RONALD FREYDBERG                   /s/ STEWART ZIMMERMAN
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Ronald Freydberg                       Stewart Zimmerman
Secretary                              President and Chief Executive Officer


         THE UNDERSIGNED, the President and Chief Executive Officer of AMERICA FIRST MORTGAGE INVESTMENTS, INC., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                       /s/ STEWART ZIMMERMAN
                                       ---------------------
                                       Stewart Zimmerman
                                       President and Chief Executive Officer